Exhibit 3.276

STATE OF DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE OF AMENDMENT

1.           The name of the limited liability company is GSV LLC.

2.           Paragraph 1 of the Certificate of Formation of the limited liability company is hereby amended in its entirety to read as follows:

1.            The name of the limited liability company is IBSV LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on April 18, 2014.

GSV LLC

By:	/s/ David A. Miller
David A. Miller, Manager